Exhibit 10.4.4

Loan No. ML0936T2A

FIRST AMENDMENT TO PROMISSORY NOTE AND SUPPLEMENT

THIS FIRST AMENDMENT TO PROMISSORY NOTE AND SUPPLEMENT  (this “Amendment”) is entered into as of September 12, 2005, between MONARCH UTILITIES I L.P. (formerly known as Tecon Water Company, L.P.), a Texas limited partnership (the “Company”), and CoBANK, ACB,  a federally chartered instrumentality of the United States (“CoBank”).

BACKGROUND

The Company and CoBank are parties to a Promissory Note and Supplement dated as of May 1, 2002 and numbered ML0936T2 (the “Supplement”). Since the date of the Supplement, the Company has changed its name from Tecon Water Company, L.P. to Monarch Utilities I L.P. The parties now desire to amend the Supplement to reflect the change in the Company’s name.

NOW, THEREFORE, for good and valuable other consideration, the receipt and sufficiency of which are hereby established, the parties agree as follows:

SECTION 1.         Amendment.  The name of the Company is hereby amended from “Tecon Water Company, L.P.” to “Monarch Utilities I L.P.”. Wherever in the Supplement the name “Tecon Water Company, L.P.” appears, it shall be deemed to mean “Monarch Utilities I L.P.”

SECTION 2.         Confirmation. This Amendment reflects the entire understanding between the parties with respect to the subject matter hereof. Except as modified hereby, the Supplement shall remain in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date shown above by their duly authorized officers:

CoBANK, ACB,
a federally chartered instrumentality
of the United States
By:	/s/ Illegible
Name:	Illegible
Title:	Vice President

MONARCH UTILITIES I L.P.,
a Texas limited partnership

By:	Texas Water Services Group, LLC,
a Texas limited liability company
General Partner

	By:	/s/ Michael O. Quinn
	Name:	Michael O. Quinn
	Title:	Vice President